                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        WARWICK VALLEY TELEPHONE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [WVT COMMUNICATIONS LOGO]

DEAR FELLOW SHAREHOLDER:

                                  URGENT UPDATE

      You may have recently received a mailing from a Mr. Phillip Goldstein, a dissident shareholder. We urge you to treat this material with caution. Below is a summary of recent events, followed by more detail starting on page 3.

CAUTION: DON'T LET PHILLIP GOLDSTEIN HARM YOUR INVESTMENT

      Your Company is faced with a disruptive proxy fight waged by Mr. Goldstein. He is seeking support for his hand-picked director and two shareholder proposals. Mr. Goldstein is also opposing one of your Board's seven proposals amending the certificate of incorporation. YOUR BOARD STRONGLY BELIEVES GOLDSTEIN'S PROPOSALS ARE SELF-SERVING AND NOT IN THE BEST INTERESTS OF WARWICK VALLEY TELEPHONE COMPANY (WARWICK) shareholders.

      - We believe Goldstein's director nominee HAS NO EXPERIENCE IN OPERATING OR MANAGING A TELECOMMUNICATIONS COMPANY and would represent a divisive and disruptive element on your Board of Directors.

      - We believe Goldstein's proposal recommending that Warwick register as an investment company under the Investment Company Act of 1940 is UNREALISTIC AND UNWORKABLE, AND NOT IN THE BEST INTEREST OF WARWICK OR WARWICK'S SHAREHOLDERS.

      - Mr. Goldstein has included in his proxy another shareholder proposal recommending that the Company spin-off its interest in the Orange County-Poughkeepsie Limited Partnership (OCP), claiming - in part - that a spin-off would end double taxation to shareholders of Warwick. WE BELIEVE THIS IS MISLEADING IN SEVERAL WAYS AND ILLUSTRATES MR. GOLDSTEIN'S FUNDAMENTAL MISUNDERSTANDING OF OCP AND ISSUES RELATED TO IT.

      - Mr. Goldstein is also seeking shareholder votes against one of your Board's seven proposals amending the certificate of incorporation. We believe Warwick's Proposal IIC is important because the additional authorized Preferred Shares being proposed would provide your Board with flexibility to issue additional shares for corporate purposes. Please be aware that IF PROPOSAL IIC IS NOT APPROVED, THE STOCK SPLIT OF THE COMMON STOCK WILL NOT --- OCCUR.

      - WE BELIEVE GOLDSTEIN'S ESTIMATES OF THE POTENTIAL VALUE OF THE COMPANY'S STOCK ARE PURELY SPECULATIVE, and his valuation of the Company's interest in OCP appears to take no account of the factors usually considered, such as the liquidity or illiquidity of the market for such interests, the specific activities of the company and its financial structure, and industry trends. Mr. Goldstein instead treats OCP as one might if it were a U.S. government bond with a 30-year maturity.

WHAT YOU SHOULD DO

1. IF YOU AGREE WITH THE COMPANY, DISCARD MR. GOLDSTEIN'S GREEN PROXY CARD. DO NOT RETURN A GREEN PROXY TO MR. GOLDSTEIN - EVEN IN PROTEST.

2. IF YOU HAVE NOT YET VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD VOTING FOR PROPOSALS I THROUGH IIG AND AGAINST PROPOSALS III AND IV.

3. IF YOU HAVE ALREADY VOTED, WE ASK YOU TO RECONFIRM YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD - REMEMBER: ONLY THE LATEST DATED CARD COUNTS. PLEASE VOTE FOR PROPOSALS I THROUGH IIG AND AGAINST PROPOSALS III AND IV.

4. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, YOU MUST RETURN YOUR WHITE PROXY CARD TO YOUR BROKER IN ORDER FOR YOUR SHARES TO BE VOTED AS RECOMMENDED BY YOUR BOARD. DO NOT RETURN YOUR PROXY TO WARWICK. DO NOT BRING YOUR PROXY TO THE ANNUAL MEETING TO VOTE.

                                     -------

WARWICK - ANOTHER SUCCESSFUL YEAR

      The year 2002 marked Warwick's 100th year of serving the communication needs of our customers. It also marked another financially successful year for your Company and its shareholders. Warwick's stock closed the year at an all time high of $69.50 per share, up 24.1% for the year (during the same period the NASDAQ Composite was down 31.5%) - and has continued that rise, closing at $77.65 on April 10, 2003. It is our belief that many different factors contributed to the stock's success, including strong revenue retention, cost containment, smart market initiatives, regular dividends, and income from the Orange County-Poughkeepsie Limited Partnership. Clearly, Warwick is not a one-dimensional company.

MR. GOLDSTEIN'S HISTORY CONCERNS YOUR BOARD

      In spite of Warwick's successful record, your Company is faced with a proxy fight waged by Mr. Goldstein. Mr. Goldstein runs a private fund and is a recent purchaser of Warwick stock (all shares having been acquired within the past two years).

      It appears to us that disruption is just part of the game for Mr. Goldstein. He has a long history of targeting companies with proxy fights and litigation. In fact, one of his private partnerships recently SUED YOUR COMPANY in an attempt to force it to register as an investment company. At the suggestion of Mr. Goldstein's attorney, that suit was withdrawn with prejudice. You should know that this year alone, Mr. Goldstein is involved in proxy fights with at least two other companies.

      In the past, Goldstein's favorite targets have been closed-end mutual funds, where his objective has been to "open end" or liquidate the funds in the hopes of making a quick profit.

      It is this type of short-term mentality that concerns your Board, particularly in light of the success of our current long-term strategic plan. Neither Mr. Goldstein, nor his nominee, has presented any business plan involving the operation of your Company.

MR. GOLDSTEIN WANTS YOU TO PAY FOR HIS FIGHT

      Not only has Mr. Goldstein targeted your Company with a proxy fight, he wants you to pay for it. Mr. Goldstein has stated that he intends to seek reimbursement from your Company for the expenses HE incurs in connection with HIS proxy solicitation. Furthermore, Mr. Goldstein has stated that he WILL NOT ask for you - the shareholders and owners of Warwick - to vote on this reimbursement of HIS solicitation expenses.

MR. GOLDSTEIN'S DIRECTOR NOMINEE LACKS VITAL EXPERIENCE

      Mr. Goldstein has stated that he intends to nominate Gerald Hellerman for election as a director for your Board. YOU SHOULD BE AWARE THAT WE BELIEVE MR. GOLDSTEIN VIOLATED THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PROXY RULES BY NAMING IN HIS PROXY THE COMPANY'S DIRECTORS WHOM HE WOULD LIKE TO SUPPORT WITHOUT OBTAINING THEIR CONSENT.

      In addition, iT APPEARS TO US THAT MR. HELLERMAN HAS NO EXPERIENCE IN OPERATING OR MANAGING A TELECOMMUNICATIONS COMPANY; rather, his experience appears to be limited to investment companies.

      IN CONTRAST, ALL OF YOUR BOARD'S NOMINEES ARE FAMILIAR WITH THE COMPANY AND THE SPECIAL CHALLENGES OF OPERATING A REGULATED TELEPHONE COMPANY in a time of tough competition, rapid technological change, and regulatory changes occurring at the national and state levels.

      - Lynn Pike has over 30 years of operating company experience. Recently, as President of Warwick, he has led the Company in its successful effort to provide its customers with extensive high speed Internet access (DSL) and a complete range of video services over existing copper wire.

      - Robert DeValentino has over 20 years of telecommunications experience, both at Citizens Telecommunications and as a Board member of the Company. He is also thoroughly familiar with the community served by the Company.

      - Rafael Collado has unusually deep and broad experience in all of the technologies that are important for modern telecommunications. He has already greatly assisted the Company in developing its Internet services.

      WARWICK NEEDS DIRECTORS THAT KNOW THE COMPANY, ITS BUSINESS, AND THE MARKETS IT SERVES. WE NEED DIRECTORS WHO WILL ACT IN THE INTERESTS OF ALL WARWICK SHAREHOLDERS. Please vote the WHITE proxy card to support your Company's director nominees.

REJECT GOLDSTEIN'S PROPOSAL

      Mr. Goldstein has submitted a proposal recommending that Warwick register as an investment company under the Investment Company Act of 1940 (ICA). He claims that the Company's interest in the Orange County-Poughkeepsie Limited Partnership, plus its holdings of other so-called investment securities, appear to be worth more than 40% of its total assets. YOUR BOARD BELIEVES THIS PROPOSAL IS UNREALISTIC AND UNWORKABLE, AND NOT IN THE BEST INTEREST OF WARWICK OR WARWICK'S SHAREHOLDERS.

      Your Company recognizes that its interest in OCP is valuable. This interest has allowed your Company to modernize its services without burdening itself with debt, and it has helped the Company to pay and increase its dividend. Simply put, the Company does not believe that the value of its interest in OCP and other so-called investment securities presently represents more than 40% of the value of the Company's total assets. Since 40% is the threshold set in the ICA, the Company is not required to register as an investment company. Despite Goldstein's assertions on this point, it was the Company's own determination that it had not crossed this threshold that led to the withdrawal of an application for exemption under the ICA that it had filed with the SEC.

      More importantly, your Company could not effectively operate as a telecommunications company if it registered as an investment company. There are numerous rules and requirements under the ICA that were designed for investment companies, but not for operating companies. To take a simple example, significant restrictions apply to the securities that an investment company can issue and the dividends it can pay. These restrictions alone, on top of state and federal telephone company regulation, would make operations unnecessarily complicated for the Company.

      Mr. Goldstein does not tell you that as an investment company your Company would actually be allowed to provide LESS business information to its shareholders, since investment companies are not required to report the type of detailed business information the Company provides on SEC Forms 10-Q and 10-K and in its Annual Report to Shareholders. Furthermore, the Company already provides much more extensive business and financial information about OCP itself than it would have to report as an investment company. Just compare the business and financial information the Company already provides about OCP (including audited financial statements filed as an exhibit to the Company's Form 10-K) to the level of data Mr. Goldstein wants you to receive if the Company were an investment company: namely, a single number, the Company's determination of OCP's fair value.

      WE URGE SHAREHOLDERS TO REJECT MR. GOLDSTEIN'S ILL-CONCEIVED PROPOSAL IV.

REJECT THE SPIN-OFF PROPOSAL

      In addition to his own proposal, Mr. Goldstein has included in his proxy the proposal of another shareholder recommending that the Company "spin-off" its interest in OCP. In his proxy material, Mr. Goldstein is seeking shareholder support for this proposal, claiming -- in part -- that a "spin-off" (technically, a dividend distribution in this case) would end double taxation to shareholders of Warwick. We believe this claim illustrates that Mr. Goldstein has a fundamental misunderstanding of OCP and issues related to it.

      First, in the kind of "spin-off" Mr. Goldstein seems to contemplate, OCP would in all likelihood become a publicly traded partnership taxed as a corporation. Accordingly, there would be a tax at both the partnership level and at the limited partner level. Other "spin-offs" with structures that seem realistic in the case of the Company would also lead to double taxation. In other words, the general rule that partners (not partnerships) are taxed would NOT apply in this situation.

      In addition, any such "spin-off" would be taxable to the Company. Warwick would have to pay a large income tax bill even though it would get no cash to pay that bill. The dividends received by shareholders would also be taxable and would provide the shareholders with no cash to pay such taxes. To pay its taxes, the Company would probably have to borrow substantial amounts.

      Taxes are not the only issue. Telephone regulation and the terms of OCP's partnership agreement also raise serious concerns. Since Warwick acquired its interest in OCP with money from its rate paying customers and after regulatory approval, the New York Public Service Commission would have some say in any "spin-off" and could impose conditions. Since a "spin-off" produces no proceeds for Warwick and would also result in a tax burden, serious difficulties should be expected in obtaining approval. The approval of OCP's general partner would also be required. The Company believes the general partner has the power to deny approval of any transfer of a limited partnership interest if OCP would become subject to taxation or would have to register with the Securities and Exchange Commission as a public company.

      WE URGE SHAREHOLDERS TO REJECT PROPOSAL III.


VOTE FOR THE COMPANY'S PREFERRED SHARE PROPOSAL "IIC"

      Mr. Goldstein is seeking shareholder votes against the Company's
Proposal IIC regarding an increase in the number of Preferred Shares and changes in Preferred Shares provisions of the Company's certificate of incorporation. We believe shareholders should vote FOR Proposal IIC.

      We believe Proposal IIC is important because the additional authorized Preferred Shares being proposed would provide the Board with flexibility to issue additional shares for corporate purposes, such as raising capital, stock dividends, acquisitions, and other similar purposes, which include public offerings or private placements. The proposal would also allow the Board to structure the terms of a new series of Preferred Shares without further shareholder approval. Whenever the Company issues new stock it must obtain permission from the New York Public Service Commission and the New Jersey Board of Public Utilities. Both regulators evaluate the effect of new securities on the Company's financial structure.

      Unlike unregulated companies, your Company cannot decide on its own whether to issue new stock of any kind. The regulatory approval process by itself can be very time-consuming. Requiring new shareholder approval every time a series of Preferred Shares is to be issued, on top of the need to obtain regulatory approval, potentially creates such long delays that in most instances the Company cannot respond to any need for new Preferred Shares within a practical time frame.

      Please be aware that because the Company believes it is preferable for the overall structure of its capital stock to be consistent, the Company will not amend its Certificate of Incorporation to reflect any of the proposed changes to its Common or Preferred Shares set forth in Proposals IIA, IIB and IIC unless all of the proposals are approved. Therefore, IF PROPOSAL IIC IS NOT APPROVED, THE PROPOSAL RELATING TO THE STOCK SPLIT OF THE COMMON STOCK WILL NOT BE GIVEN EFFECT.

      YOUR BOARD URGES YOU TO VOTE FOR PROPOSAL IIC.

YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY!

      We believe the choice is clear - vote FOR your Board's nominees and proposals and AGAINST proposals III and IV.

      PLEASE VOTE YOUR WHITE PROXY CARD TODAY and mail it using the enclosed envelope. Only your latest dated proxy card will be counted.

      Thank you for your continued support.

                                          Sincerely,

                                          /s/ M. Lynn Pike
                                          ---------------------------------
                                          M. Lynn Pike
                                          President
                                          On Behalf of Your Board of Directors


                                   IMPORTANT!

- IF YOU HAVE NOT YET VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD VOTING FOR PROPOSALS I THROUGH IIG AND AGAINST PROPOSALS III AND IV.

- IF YOU HAVE ALREADY VOTED, WE ASK YOU TO RECONFIRM YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD - REMEMBER: ONLY THE LATEST DATED CARD COUNTS. PLEASE VOTE FOR PROPOSALS I THROUGH IIG AND AGAINST PROPOSALS III AND IV.

- WE URGE YOU NOT TO SIGN ANY GREEN PROXY CARD SENT TO YOU BY MR. GOLDSTEIN, NOT EVEN AS A VOTE OF PROTEST.

- IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, YOU MUST RETURN YOUR WHITE PROXY TO YOUR BROKER OR BANK IN ORDER FOR YOUR SHARES TO BE VOTED AS RECOMMENDED BY YOUR BOARD. DO NOT RETURN YOUR PROXY TO WARWICK. DO NOT BRING YOUR PROXY TO THE ANNUAL MEETING TO VOTE.

IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY
SOLICITOR:

                     MORROW & CO., INC. AT (800) 662 - 5200

WHITE PROXY CARD -- REVISED     THIS PROXY REVOKES ALL PRIOR PROXIES.    COMMON

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR
              DIRECTOR AND "FOR" PROPOSALS IA AND IIA THROUGH IIG.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

      I. The Board of Directors has nominated the persons listed below to serve as directors until 2006:


            1) Rafael Collado, 2) Robert J. DeValentino, 3) M. Lynn Pike


       FOR                WITHHOLD              WITHHOLD AUTHORITY
[ ] all nominees   [ ]   all nominees   [ ]   to vote for individual
                                              nominee(s) listed below

                                                         FOR   AGAINST   ABSTAIN
IA.   PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE     [ ]   [ ]        [ ]
      UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.


                                                           FOR  AGAINST  ABSTAIN
IIA.  PROPOSAL TO APPROVE AMENDMENT TO INCREASE THE        [ ]    [ ]      [ ]
      NUMBER OF AUTHORIZED COMMON SHARES AND CHANGE FROM
      NO-PAR TO $0.01 PAR.

IIB.  PROPOSAL TO APPROVE AMENDMENT TO EFFECT 3-FOR-1      [ ]    [ ]      [ ]
      SPLIT OF THE COMPANY'S COMMON SHARES.

IIC.  PROPOSAL TO APPROVE AMENDMENT TO INCREASE            [ ]    [ ]      [ ]
      AUTHORIZED PREFERRED SHARES, CHANGE PAR VALUE OF
      UNISSUED PREFERRED SHARES AND INCREASE FLEXIBILITY
      IN ESTABLISHING TERMS OF SERIES.

IID.  PROPOSAL TO APPROVE AMENDMENT TO REVISE THE          [ ]    [ ]      [ ]
      PURPOSE CLAUSE.

IIE.  PROPOSAL TO APPROVE AMENDMENT TO CHANGE THE NUMBER   [ ]    [ ]      [ ]
      OF DIRECTORS.

IIF.  PROPOSAL TO APPROVE RIGHT TO REMOVE DIRECTORS FOR    [ ]    [ ]      [ ]
      CAUSE.

IIG.  PROPOSAL TO APPROVE AMENDMENT TO MAKE VARIOUS        [ ]    [ ]      [ ]
      OTHER CHANGES TO THE CERTIFICATE OF INCORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST SHAREHOLDER PROPOSALS: III & IV

                                                          FOR   AGAINST  ABSTAIN
III.  TO RECOMMEND THAT THE COMPANY SPIN OFF ITS          [ ]      [ ]     [ ]
      INTEREST IN THE ORANGE COUNTY- POUGHKEEPSIE
      CELLULAR PARTNERSHIP.

IV.   TO RECOMMEND THAT THE COMPANY REGISTER WITH THE     [ ]      [ ]     [ ]
      SECURITIES EXCHANGE COMMISSION AS AN INVESTMENT
      COMPANY.

Please check here if you plan to attend the meeting  [ ]


Signature: _____________________________________ Date___________________________

Signature: _____________________________________________________________________

Title: _________________________________________________________________________


--------------------------------------------------------------------------------
               - Please detach and mail in the envelope provided -

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        WARWICK VALLEY TELEPHONE COMPANY

                                 APRIL 25, 2003

                                   VOTE TODAY

       PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED
                              AS SOON AS POSSIBLE.

WHITE PROXY CARD                     REVISED                              COMMON

                        WARWICK VALLEY TELEPHONE COMPANY
                                 47 MAIN STREET
                               WARWICK, NY 10990

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Herbert Gareiss, Jr. and Colleen Shannon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of Warwick Valley Telephone Company held of record by the undersigned on March 18, 2003 at the Annual Meeting of Shareholders to be held at Kites Restaurant Atop The Spa at 2 Chamonix Drive, Vernon, New Jersey on April 25, 2003 at 2:00 p.m., local time, and at any adjournments thereof. In their discretion, the proxies are further authorized to vote upon such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL I, IA AND IIA THROUGH IIG, AND AGAINST PROPOSALS III AND IV.

          Note: This proxy should be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
               - Please detach and mail in the envelope provided -